DocuSign Envelope ID: 24E77EC6-05C0-4CEA-862B-946321DD6A4C

EXECUTION VERSION

FOURTH AMENDMENT TO THE
AON SUPPLEMENTAL SAVINGS PLAN
(As amended and restated effective January 1, 2017)

This Fourth Amendment to the Aon Supplemental Savings Plan, as amended and restated as of January 1, 2017 (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”) and wholly owned subsidiary of Aon plc (“Aon”), to be effective as set forth below.

WHEREAS, pursuant to Section 7.05 of the Plan, the Board, or any person or entity authorized by the Board, has the authority to amend the Plan and, pursuant to Section 1.06 of the Plan, the Board has delegated its obligations, responsibilities, and duties with respect to the Plan to the Organization and Compensation Committee of the Board of Directors of Aon (the “Committee”); and

WHEREAS, pursuant to resolutions of the Committee dated June 13, 2016, the Committee agreed to assume from the Board the duties and responsibilities of the Company as the sponsor of the Plan; and

WHEREAS, pursuant to the resolutions of the Committee dated March 26, 2020, the Committee approved, and delegated to Company management authority to amend the Plan to reflect, suspending a portion of the Safe Harbor Supplemental Match Contribution to the Plan, effective May 1, 2020.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the dates set forth below:

1.    By deleting Section 3.04 of the Plan in its entirety and replacing it with the following, effective as of March 26, 2020:

“3.04 Determining Safe Harbor Supplemental Match Contribution. Effective January 1, 2016, a Participant's Safe Harbor Supplemental Match Contribution for the Plan Year shall be an amount equal to (i) the sum of (x) the Participant's Compensation (determined without reference to the limit established under Code Section 401(a)(17) as indexed) to the extent paid during any period of the Plan Year when the Participant is eligible to receive the Safe Harbor Match under the Aon Savings Plan, plus (y) any deferrals made by the Participant into the Aon Deferred Compensation Plan during any period of the Plan Year when the Participant is eligible to receive the Safe Harbor Match under the Aon Savings Plan, up to an aggregate maximum of
$500,000, minus (y) the Participant's Compensation during the Plan Year that is recognized for purposes of the Safe Harbor Match under the Aon Savings Plan; multiplied by (ii) the Participant's allocation rate for the Plan Year, determined in accordance with the following schedule based on the Participant's full Years of Participation (as defined in and determined under the Aon Savings Plan) as of the last day of the Plan Year; plus (iii) the amount of Safe Harbor Match that the Participant would have received under the Aon Savings Plan during the Plan Year were it not for the application of the limit established under Code Section 401(a)(17) as indexed, minus (iv) the amount of Safe Harbor Match that the Participant actually received under the Aon Savings Plan during the Plan Year.

Years of Service	Allocation Rate
Less than 5 years	3%
5 to 9 years	4%
10 to 14 years	5%
15 or more years	6%

Effective May 1, 2020, a Participant's Safe Harbor Supplemental Match Contribution shall be an amount equal to (i) the amount of Safe Harbor Match that the Participant would have received under the Aon Savings Plan during the Plan Year were it not for the application of the limit established under Code Section 401(a)(17) as indexed, minus (ii) the amount of Safe Harbor Match that the Participant actually received under the Aon Savings Plan during the Plan Year. The Safe Harbor Supplemental Match Contribution for the portion of the Plan Year prior to May 1, 2020, shall be the amount determined as of April 30, 2020.”

DocuSign Envelope ID: 24E77EC6-05C0-4CEA-862B-946321DD6A4C

EXECUTION VERSION

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IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed on its behalf by its duly authorized officers, this    day of March, 2020.
31-Mar-2020

AON CORPORATION

By:

Lisa Stevens
Chief People Officer